Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 3, 2025, with respect to the consolidated financial statements of Exzeo Group, Inc. and Subsidiaries included in the final prospectus, filed on November 5, 2025, relating to the Registration Statement (No. 333-290500) on Form S-1 filed with the Securities and Exchange Commission.

/s/ Forvis Mazars, LLP

Charlotte, North Carolina

December 12, 2025